Exhibit 10.1(b)


June 29, 2001

The Board of Directors (the "Board")
THCG, Inc.
512 Seventh Avenue
New York, NY 10018


Ladies and Gentlemen:

        We understand that THCG, Inc., a Delaware corporation ("THCG" or the "Company"), is contemplating entering into a Stock Exchange Agreement (the "Stock Exchange Agreement") by and among THCG, Starcross, Inc., a Delaware corporation, and Donald & Co. Securities, Inc., a New Jersey corporation (together with Starcross, Inc., "Donald"), pursuant to which THCG shall acquire all of the outstanding capital stock of Donald in exchange for newly issued shares of the common stock, par value $.01 per share (the "THCG Common Stock"), of THCG (the "Exchange"). We further understand that, following the Exchange, the shares of THCG Common Stock held by stockholders of THCG prior to the Exchange (including shares of THCG Common Stock issuable to holders of options and warrants prior to the Exchange with an exercise price of $1.00 or less) shall represent 32.3% of the shares of THCG Common Stock to be outstanding after the Exchange on a fully diluted basis (the "Post-Exchange Shares"), the shares of THCG Common Stock to be owned by Donald shall represent 66.7% of the Post-Exchange Shares and the shares of THCG Common Stock to be owned by an independent third party shall represent 1.0% of the Post-Exchange Shares (the "Ownership Interests"). For the purposes of this letter, the Stock Exchange Agreement will constitute the draft delivered to us dated June 12, 2001, as amended for the Ownership Interests. The terms of the Exchange are more fully described in the Stock Exchange Agreement.

        You have requested that we render a fairness opinion (the "Opinion") as to whether or not the Consideration (as defined below) to be paid by the Company in the Exchange pursuant to the Stock Exchange Agreement (as amended for the Ownership Interests) is fair, from a financial point of view, to the Company as of the date hereof. "Consideration" means only the shares of THCG Common Stock to be issued in the Exchange to those persons or entities who actually own shares of common stock of Donald as of the date of the Opinion.

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        Notwithstanding the foregoing, our Opinion does not relate in any way to, or address, the fairness (from a financial point of view or otherwise) of, the consideration to be received by THCG stockholders in connection with what we understand and assume will be a distribution to such stockholders of units of a liquidating trust (the "Trust") containing certain assets and liabilities of THCG, which distribution is to be made prior to the Exchange, pursuant to a Liquidating Trust Agreement (the "Trust Agreement"). For the purposes of this letter, the Trust Agreement will constitute the draft delivered to us dated June 13, 2001.

        In arriving at the Opinion set forth herein, we have, among other things:

      a) reviewed the financial terms of the Stock Exchange Agreement, as amended for the Ownership Interests, and the Trust Agreement;

      b) reviewed and analyzed certain business and financial information with respect to THCG and Donald, including financial forecasts prepared by the managements of THCG and Donald and liquidation analyses prepared by the management of THCG (THCG's and Donald's managements have advised us that such information provided to us is the most recent information developed or reviewed by THCG and Donald and that management has not changed its position with respect to such information);

      c) held discussions with certain members of the managements of THCG and Donald concerning their respective businesses, operations and prospects and visited certain THCG and Donald facilities;

      d) conducted interviews with certain legal, accounting and real estate advisors of THCG;

      e) reviewed THCG's Annual Reports on Form 10-K for the calendar years 1998, 1999 and 2000, and THCG's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

      f) reviewed Donald's historical financial information as presented in Donald's audited financial statements for the fiscal years ended September 30, 1998, 1999 and 2000 and unaudited Management Reports for the seven months ended April 30, 2001;

      g)    reviewed the price and trading history of THCG's common stock; and

      h) reviewed certain publicly available information provided to us by the Company and Donald regarding the industries in which the Company and Donald compete.

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        In connection with our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available by the Company and Donald. We neither have attempted independently to verify nor have we assumed any responsibility for verification of such information. We have not made or obtained or assumed any responsibility for making or obtaining independent evaluations or appraisals of the Company and Donald, their assets or their liabilities (contingent or otherwise), nor have we been furnished with any such evaluations or appraisals. With respect to the financial forecasts and liquidation analyses referred to above, we have assumed, upon the advice of the Company and Donald, that they have been reasonably prepared on bases reflecting the best available good faith estimate and judgment of the managements of the Company and Donald as to the future financial performance and condition of the Company and Donald, and that the Company and Donald will or would, as the case may be, perform substantially in accordance with such forecasts and analyses. We assume no responsibility for and express no view as to such forecasts and analyses or the assumptions on which they are based. We have assumed that the Exchange will be consummated on the terms described in the Stock Exchange Agreement provided to us, without any waiver of or modification to any of the material terms and conditions of the Stock Exchange Agreement, as amended for the Ownership Interests, and that all of the units of the Trust will be distributed to THCG stockholders of record as of a date prior to the Exchange on the terms described in the Trust Agreement.

        Our engagement did not encompass the solicitation of third party indications of interest in acquiring all or part of THCG, nor did our engagement encompass the evaluation of any alternative business strategies for the Company. Because our engagement did not encompass the solicitations of any indications of value from any third party or the evaluation of alternative business strategies, our Opinion does not address the consideration the Company might receive from third party purchasers of THCG or the relative merits of the Exchange as compared to any alternative business strategies that might exist for THCG. Our Opinion necessarily is based upon information available to us and financial, market and other conditions and circumstances existing and disclosed to us, as of the date of the Opinion.

        This Opinion has been prepared for the benefit and use of the Board in connection with its consideration of the Exchange. The Company has advised us that no vote of its stockholders is necessary under applicable law to authorize the Exchange. This Opinion does not in any case constitute a recommendation to any stockholder as to whether or not such stockholder should vote for or against the Exchange or if such a stockholder vote were to be necessary. We will receive a fee for our services that will be paid in part upon the delivery of this Opinion, but which is not contingent upon the consummation of the Transaction or the outcome of our Opinion. THCG has agreed to indemnify Aramar Capital Group, LLC for liabilities that may arise in connection with the rendering of this Opinion.

        In rendering this Opinion, we have not been engaged to act as an agent or fiduciary of the Company's stockholders or any other third party, and the Company has expressly waived to the fullest extent permitted by law any duties or liabilities we may otherwise be deemed to have had in this regard. In addition, certain principal stockholders of THCG have acknowledged that we are providing our Opinion for the use of the Board of the Company and not acting in any fiduciary capacity for any stockholder of the Company. This Opinion speaks as of its date only, and we have no obligation to update this Opinion to take into account new facts and circumstances.

        On the basis of, and subject to, the foregoing, it is our Opinion that the Consideration to be paid by the Company in the Exchange pursuant to the Stock Exchange Agreement is fair, from a financial point of view, to the Company as of the date hereof.


Very truly yours,


/s/ Aramar Capital Group, LLC

Aramar Capital Group, LLC